UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2011

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 3, 4, 6 and 7 are not applicable and therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Rimage Corporation (the “Company”) hereby furnishes a press release, issued on February 25, 2011, disclosing material non-public information regarding its results of operations for the quarter and year ended December 31, 2010 and hereby furnishes statements of Sherman L. Black, its President and Chief Executive Officer, and James R. Stewart, its Chief Financial Officer, made on February 25, 2011 at a telephone conference relating to the quarter and year ended December 31, 2010 results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2011 Base Salaries for Executive Officers

On February 23, 2011, the Compensation Committee of the Company recommended, and the Board of Directors of the Company approved, a three percent increase in the annual base salaries of James R. Stewart, the Company’s Chief Financial Officer, Samir Mittal, the Company’s Chief Technology Officer, and Christopher A. Wells, the Company’s Senior Vice President, Marketing and Strategy.  Mr. Stewart’s annual base salary will be $231,750, Mr. Mittal’s annual base salary will be $228,094 and Mr. Wells’ annual base salary will be $216,300, with the increases effective April 1, 2011.  The base salary of Sherman L. Black, the Company’s President and Chief Executive Officer, was not changed.

2010 Incentive Plan Payouts

Additionally, on February 23, 2011, the Compensation Committee recommended, and the Board of Directors approved, cash incentive payments to the Company’s executive officers under the Company’s 2010 cash incentive compensation plan for executive officers (the “2010 Incentive Plan”) based upon achievement of the quarterly and annual goals related to sales and operating income as a percentage of sales that were established by the Compensation Committee.  The following table summarizes the estimated incentive pay under the 2010 Incentive Plan to the Company’s current executive officers.  The amount paid to Mr. Stewart under the 2010 Incentive Plan reflects service for part of 2010.

Name of Executive Officer	2010 Incentive Plan Estimated Incentive Pay Amount
Sherman L. Black President and Chief Executive Officer	$296,550

James R. Stewart Chief Financial Officer	$ 71,100

Samir Mittal Senior Vice President and Chief Technology Officer	$145,936

Christopher A. Wells Senior Vice President, Marketing and Strategy	$138,390

The estimated cash incentive pay will be finalized upon completion of the audit of the Company’s financial statements for the year ended December 31, 2010, but the final amounts are not expected to change materially from the estimated amounts stated above.  These cash incentive payments will be paid following substantial completion of the audit, which is expected to be on or about March 10, 2011.

Establishment of 2011 Cash Incentive Plan

On February 23, 2011, the Compensation Committee of the Company approved, and the Board of Directors of the Company ratified, the establishment of the Company’s cash incentive program for 2011 (the “2011 Incentive Plan”) and set the incentive pay opportunities under the 2011 Incentive Plan for the Company’s executive officers: Sherman L. Black, President and Chief Executive Officer; James R. Stewart, Chief Financial Officer; Samir Mittal, Senior Vice President and Chief Technology Officer; and Christopher A. Wells, Senior Vice President, Marketing and Strategy.

Under the 2011 Incentive Plan, the Compensation Committee determined minimum, target and maximum quarterly and annual performance goals for the Company’s executive officers.  The 2011 quarterly and annual performance goals relate to sales and operating income as a percentage of sales, weighted 60%, as well as annual performance goals related to (i) booked revenue as a result of commercialization of a virtual publishing solution by the Company and (ii) revenue acquired as part of the completion of a strategic acquisition, weighted 40%.   The 2011 quarterly and annual performance goals related to sales and operating income as a percentage of sales are in the form of matrices for each period of incrementally increasing sales and incrementally increasing operating income as a percentage of sales.  Under the 2011 Incentive Plan, the maximum incentive amount that may be achieved for any period by any participant will not exceed two times his or her incentive amount at the target level, even if actual performance exceeds the maximum for the performance goals.  Further, no incentive amount will be earned by any participant for a quarter or for the year if the minimum goals for that period are not achieved.  If performance is between any of the revenue targets, incentive amounts will be interpolated.  All incentive amounts earned in 2011 will be paid in the first quarter of 2012 and an executive officer must be employed by the Company as of December 31, 2011 and as of the payment date in order to receive payout of any incentive amounts earned during the year unless termination of employment is due to death, disability or follows a change in control.  Additionally, all incentive payments are subject to “clawback” to the extent required by federal law.

The Compensation Committee also approved the cash incentive amounts that executive officers may earn under the 2011 Incentive Plan based upon percentages of their respective salaries.  The following table shows the incentive amounts as a percentage of salary that will be earned by the executive officers under the 2011 Incentive Plan upon the Company’s achievement of the target and maximum goals under the 2011 Incentive Plan, assuming achievement at the target or maximum level for each quarter and for the year.  Achievement of the performance goals at less than target level will result in a decreasing incentive amounts until the achievement fails to meet the minimum performance goals, at which point the participant is entitled to no incentive payment.

	Incentive Opportunity Under 2011 Incentive Plan
Executive Officer and Title	As a Percentage of Base Salary Target Goals Achieved	Maximum Goals Achieved

Sherman L. Black President and Chief Executive Officer	75%	150%

James R. Stewart Chief Financial Officer	50%	100%

Samir Mittal Senior Vice President and Chief Technology Officer	50%	100%

Christopher A. Wells Senior Vice President, Marketing and Strategy	50%	100%

Changes in Structure of Board Compensation and Amounts

On February 23, 2011, the Compensation Committee of the Company recommended, and the Board of Directors of the Company approved, changes to a role-based structure for Board compensation. Under the new structure, non-employee directors would receive the following amounts, in lieu of any meeting fees, for Board and committee service during 2011:

•	an annual retainer for non-employee directors of $38,000;
•	an additional retainer of $16,000 for our non-executive Chairman of the Board;
•	an annual retainer of $6,000, $4,000 and $3,000, respectively, for members of the Audit, Compensation and Governance Committees; and
•	an additional annual retainer of $8,000, $6,000 and $3,000, respectively, for the chair of the Audit, Compensation and Governance Committees.

No changes were made to the long-term incentive portion of compensation paid to the non-employee directors.  The non-employee directors who are elected or re-elected at the 2011 Annual Meeting of Shareholders will receive 3,500 restricted stock units under the terms of the Company’s 2007 Stock Incentive Plan.

ITEM 8.01	OTHER EVENTS.

Through the press release issued on February 25, 2011 relating to the Company’s fourth quarter and fiscal year 2010 results, the Company announced the initiation of a quarterly cash dividend policy and authorized a dividend of $0.10 per outstanding share of the Company’s common stock to shareholders of record at the close of business on March 31, 2011.  The Company expects to pay this first quarterly dividend on April 15, 2011.  A copy of the Company’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on February 25, 2011.

99.2	Statements of Sherman L. Black, President and Chief Executive Officer, and James R. Stewart, Chief Financial Officer at a telephone conference held on February 25, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date:   February 28, 2011